EXHIBIT 10.65








                                     FY2006
                           Variable Compensation Plan


                                  Richard Vogel
















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OBJECTIVES
----------

The specific aim of the 2006 Variable Compensation Plan is to focus Sales and Business Development on Immersion's revenue, operating profit, gross margin goals and business objectives, and to reward achievement of those goals.


ELIGIBILITY
-----------

In addition to your base salary, you are eligible to receive quarterly payments under Immersion's 2006 Variable Compensation Plan as set out in the attached document titled Attachment A.

Eligibility will be subject to the review and approval of the Director of Human Resources and both the CFO and CEO. The terms and conditions of this Compensation Plan will supersede all prior Variable Compensation Plans with respect to the subject matter herein.


COMMISSION ADMINISTRATION
-------------------------

The terms and conditions of this plan are effective from the beginning to the end of the fiscal year. Immersion may cancel, suspend or revise these terms and conditions for any reason at any time.

Payments will be made as payroll checks and will be subject to the usual mandatory withholding of federal and state income and employment taxes. All variable compensation payments will be paid approximately 45 days after the end of each quarter, once the revenues have been finalized, the earnings have been announced for that quarter, and synchronized with the next payroll period.

Nothing in this plan shall in any way diminish or limit the Company's right to terminate the employment of any participant, at-will, at any time. All employees of the company are employed on an "at-will" basis, which means that either the employee or the company may terminate the relationship at any time with the understanding that neither party has the obligation to base that decision on any reason other than their intent not to continue the employment relationship.

For purposes of these plans, if for any reason the participant's employment with Immersion terminates, the last day of work is defined as the last day on which work duties are actually performed by the participant. Specifically excluded from eligibility for commission determinations are all periods of pay in lieu of notice, severance, or any other post-termination benefits or compensation period.


EXECUTIVE'S DISCRETION
----------------------

The terms of the Variable Compensation Plan (VCP) do not form part of any employee's contract of employment and no employee will have or become entitled to any rights or damages or other compensation during or on the termination of their employment in respect of the loss or alteration of any rights or expectations they may have under this plan at any time. All VCP payments are at the discretion of the executive staff, and the provisions of this plan can be changed at any time, for any reason, including termination of the plan.


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VARIABLE COMPENSATION PLAN DEFINITIONS
--------------------------------------

Revenue is defined as sales that are recognizable by Immersion for the quarterly period as reported in the quarterly audited financial statements. It is not cash-in. Development contracts are usually recognized on a percentage complete basis. Extended warranties and software maintenance contracts are usually recognized over the life of the contract.

Cost of Goods Sold is the direct and allocated indirect production costs of producing goods and services.

Gross Margin (GM) is determined by subtracting the Cost of Goods Sold (COGS) from the actual sale price of the product. The net result is the GM.

Operating Profit (Loss) is Business Unit Operating Profit (Loss) less corporate support costs, litigation expenses, intangible amortization and stock based charges.

Business Unit Operating Profit (Loss) can be defined as the revenue less departmental cost of goods sold and direct operating expenses for a business unit. Direct operating expenses are the expenses directly charged to a business unit including all variable compensation accruals and all allocated departmental expenses.

MBO's can be defined as business objectives with specific milestones which must be completed, in strict accordance with the stated terms and conditions associated with each MBO, to the satisfaction of the GM, CFO and CEO.




Richard Vogel
-------------------------------------------               ----------------------
Name                                                      Date



/s/ Richard Vogel                                         April 18, 2006
-------------------------------------------               ----------------------
Business Unit Vice President                              Date



/s/ Stephen Ambler                                        April 19, 2006
-------------------------------------------               ----------------------
CFO                                                       Date



/s/ Victor Viegas                                         April 18, 2006
-------------------------------------------               ----------------------
CEO                                                       Date



/s/ Tino Silva                                            April 18, 2006
-------------------------------------------               ----------------------
Director of Human Resources                               Date




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Attachment A

VARIABLE COMPENSATION PLAN DESIGN

     Summary:

     Your commissions are paid based on actual business unit operating profit for the business segment of the company under your management, plus MBO's related to inventory and receivable levels.


     There is no cap or limit on how much commission can be earned. Commissions will be paid quarterly as follows:


Quarterly Gross Commissions
---------------------------

a. You will receive part of your commissions based on the 2006 Year-To-Date
(YTD) Medical Business Unit Operating Profit PRIOR to any accrual or expense deduction for your 2006 commission.

The Medical Business Unit Operating Profit prior to any accrual or expense deduction for your 2006 commission is multiplied by the Variable Compensation Rate as set out below to calculate the Year-To-Date Payable Amount. The actual payment for the quarter will be this Year-to-Date Payable Amount less all sums paid in previous quarters, if any.

YTD Business Unit Operating Profit              Variable Compensation Rate (VCR)
----------------------------------              --------------------------------
Tier 1   $0 to $322,000                                     18.0%
Tier 2   > $322,000                                          3.0%

b. You will receive part of your commissions based on quarterly inventory levels of the Medical Business Unit. Commission will be paid as set out below if the Medical Business Unit gross (ie pre inventory reserve) inventory balances (as included in the Company's financial statements) are below the following levels at the quarter end date. No payment will be made for a quarter for this goal if the Medical Business Unit gross inventory level is above the level set out below.

Quarter end date           Gross inventory level          Commission payable
----------------           ---------------------          ------------------
March 31, 2006                  $2,000,000                      $6,500
June 30, 2006                   $1,850,000                      $6,500
September 30, 2006              $1,725,000                      $6,500
December 31, 2006               $1,600,000                      $6,500

c. You will receive part of your commissions based on the Medical Business Unit's quarterly trade receivables levels as a ratio of the Medical Business Unit's quarterly revenues, expressed in the form of Days Sales Outstanding Levels (DSO). Commission will be paid as set out below if gross DSO is below the following levels at the quarter end date. DSO is calculated as follows: the Medical Business Unit's gross (pre bad debt reserve) receivable balance (as included in the Company's financial statements), divided by the Medical Business Unit's revenues for the quarter (as included in the Company's financial statements), multiplied by the number of days in the quarter. No payment will be made for a quarter for this goal if the DSO level is above the level set out below.

Quarter end date                    DSO Level             Commission payable
----------------                    ---------             ------------------
March 31, 2006                      105 days                    $6,500
June 30, 2006                       100 days                    $6,500
September 30, 2006                  90 days                     $6,500
December 31, 2006                   85 days                     $6,500